UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 3210, Vancouver, British Columbia,	V6C 2X8
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Ticker Symbols:	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	CIO	New York Stock Exchange
6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CIO.PrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

FRP Collection

On August 16, 2023, CIO Research Commons, LLC, CIO Technology Point I & II, LLC and CIO University Tech, LLC (collectively, the “Borrowers”), all indirect subsidiaries of City Office REIT, Inc. (the “Company”), entered into an amended and restated loan agreement (the “Amended and Restated FRP Loan Agreement”), dated as of August 16, 2023, with BankUnited, N.A. (“BankUnited”), which is evidenced by an amended and restated renewal promissory note (the “Amended and Restated FRP Promissory Note”), to renew, amend and restate the existing loan agreement, dated as of September 2, 2016, as amended (the “Existing FRP Loan Agreement”), and existing promissory note (the “Existing FRP Promissory Note”). The Amended and Restated FRP Loan Agreement, as evidenced by the Amended and Restated FRP Promissory Note, relates to a $26.3 million mortgage loan to the Borrowers (the “FRP Loan”), where net proceeds from the FRP Loan are used to provide term financing for the Company’s FRP Collection property, a collection of five buildings with a net rentable area of approximately 272,000 square feet located in the Central Florida Research Park in Orlando, Florida (“FRP Collection”).

Among other things, the Amended and Restated FRP Loan Agreement, as evidenced by the Amended and Restated FRP Promissory Note, provides for (a) a refinancing of the FRP Loan principal to $26.3 million, (b) an extension of the FRP Loan maturity date to August 16, 2028, and (c) the adoption of an interest rate equal to daily-simple SOFR plus 275 basis points. In conjunction with the FRP Loan, the Borrowers also entered into a five-year interest rate swap, effectively fixing the SOFR component of the borrowing rate of the term loan to 4.3% (or effectively fixing the rate of the term loan to 7.05%). The Borrowers may prepay the FRP Loan, in whole or in part, at any time upon not less than ten (10) days’ prior written notice without fees or penalty. The Amended and Restated FRP Loan Agreement contains customary representations and warranties, financial covenants, negative covenants, affirmative covenants and events of default.

Monthly payments include principal and interest with principal payments calculated using an amortization schedule of 25 years for the balance of the term of the FRP Loan with the remaining principal balance and all accrued and unpaid interest due at maturity.

The operating partnership of the Company, City Office REIT Operating Partnership, L.P. (the “Operating Partnership”), will continue to provide a limited guaranty of the FRP Loan with respect to certain potential costs, expenses, losses, damages and other sums for which the Borrowers are directly liable under the loan documents, including losses or damages that may result from certain intentional actions committed by the Borrowers in violation of the loan documents. The Operating Partnership is also continuing to provide a guaranty of the principal balance and any interest or other sums outstanding under the FRP Loan in the event of certain bankruptcy or insolvency proceedings involving the Borrowers under the FRP Loan.

The Amended and Restated FRP Loan Agreement replaced the Existing FRP Loan Agreement, and the Amended and Restated FRP Promissory Note replaced the Existing FRP Promissory Note, each entered into by and among the Borrowers and BankUnited, which provided a term loan secured by a first mortgage lien on FRP Collection that was scheduled to mature on September 2, 2023.

The foregoing description of the Amended and Restated FRP Loan Agreement, the Amended and Restated FRP Promissory Note and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the full text of the Amended and Restated FRP Loan Agreement and the Amended and Restated FRP Promissory Note, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Carillon Point

On August 16, 2023, CIO Carillon, Limited Partnership (“CIO Carillon”), an indirect subsidiary of the Company, entered into an amended and restated loan agreement (the “Amended and Restated Carillon Loan Agreement”), dated as of August 16, 2023, with BankUnited, which is evidenced by an amended and restated renewal promissory note (the “Amended and Restated Carillon Promissory Note”), to renew, amend and restate the existing loan agreement, dated as of October 12, 2016, as amended (the “Existing Carillon Loan Agreement”), and existing promissory note (the “Existing Carillon Promissory Note”). The Amended and Restated Carillon Loan Agreement, as evidenced by the Amended and Restated Carillon Promissory Note, relates to a $14.5 million mortgage loan to CIO Carillon (the “Carillon Loan”), where net proceeds from the Carillon Loan are used to provide term financing for the Company’s Carillon Point property, an approximately 124,000 square foot Class A office building in Tampa, Florida (“Carillon Point”).

Among other things, the Amended and Restated Carillon Loan Agreement, as evidenced by the Amended and Restated Carillon Promissory Note, provides for (a) a refinancing of the Carillon Loan principal to $14.5 million, (b) an extension of the Carillon Loan maturity date to August 16, 2028, and (c) the adoption of an interest rate equal to daily-simple SOFR plus 275 basis points. In conjunction with the Carillon Loan, CIO Carillon also entered into a five-year interest rate swap, effectively fixing the SOFR component of the borrowing rate of the term loan to 4.3% (or effectively fixing the rate of the term loan to 7.05%). CIO Carillon may prepay the Carillon Loan, in whole or in part, at any time upon not less than ten (10) days’ prior written notice without fees or penalty. The Amended and Restated Carillon Loan Agreement contains customary representations and warranties, financial covenants, negative covenants, affirmative covenants and events of default.

Monthly payments include principal and interest with principal payments calculated using an amortization schedule of 25 years for the balance of the term of the Carillon Loan with the remaining principal balance and all accrued and unpaid interest due at maturity.

The Operating Partnership will continue to provide a limited guaranty of the Carillon Loan with respect to certain potential costs, expenses, losses, damages and other sums for which CIO Carillon is directly liable under the Carillon Loan documents, including losses or damages that may result from certain intentional actions committed by CIO Carillon in violation of the Carillon Loan documents. The Operating Partnership is also continuing to provide a guaranty of the principal balance and any interest or other sums outstanding under the Carillon Loan in the event of certain bankruptcy or insolvency proceedings involving CIO Carillon under the Carillon Loan.

The Amended and Restated Carillon Loan Agreement replaced the Existing Carillon Loan Agreement, and the Amended and Restated Carillon Promissory Note replaced the Existing Carillon Promissory Note, each entered into by and among CIO Carillon and BankUnited, which provided a term loan secured by a first mortgage lien on Carillon Point that was scheduled to mature on October 12, 2023.

The foregoing description of the Amended and Restated Carillon Loan Agreement, the Amended and Restated Carillon Promissory Note and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the full text of the Amended and Restated Carillon Loan Agreement and the Amended and Restated Carillon Promissory Note, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Loan Agreement, dated as of August 16, 2023, by and among CIO Research Commons, LLC, CIO Technology Point I & II, LLC and CIO University Tech, LLC, each and collectively as borrower, and BankUnited, N.A.

10.2	Amended and Restated Renewal Promissory Note, dated as of August 16, 2023, by and among CIO Research Commons, LLC, CIO Technology Point I & II, LLC and CIO University Tech, LLC, each and collectively as borrower, and BankUnited, N.A.

10.3	Amended and Restated Loan Agreement, dated as of August 16, 2023, by and among CIO Carillon, Limited Partnership, as borrower, and BankUnited, N.A.

10.4	Amended and Restated Renewal Promissory Note, dated as of August 16, 2023, by and among CIO Carillon, Limited Partnership, as borrower, and BankUnited, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: August 18, 2023	By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Title:	Chief Financial Officer, Secretary and Treasurer